FOR IMMEDIATE RELEASE

Contact:	Columbia Clancy/Catherine Livingston
FGS Global
212-687-8080 (U.S.)
+44 (0)20 3178 8914 (Europe)
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS
Continued Strong Revenue Growth in Tobacco Segment with First Quarter Tobacco Segment Revenues Increasing by 8% from Prior Year Period

First Quarter 2023 Highlights:
•Consolidated revenues of $334.1 million, up 7.1% or $22.1 million compared to the prior year period.
•Tobacco segment revenues of $334.1 million, up 8.1% or $25.1 million compared to the prior year period.
•Tobacco segment wholesale and retail market share increased to 5.7% and 5.8% from 5.2% and 5.2%, respectively, in the prior year period.
•Reported operating income of $74.3 million, down $0.8 million compared to the prior year period.
•Tobacco segment operating income of $78.6 million, up 1.2% or $1.0 million compared to the prior year period, primarily attributable to the transition of the Montego brand strategy from volume-based to income-based.
•Adjusted EBITDA of $78.1 million, up 1.3% or $1.0 million compared to the prior year period.
•Tobacco Adjusted EBITDA of $80.0 million, up 3.8% or $2.9 million from $77.1 million in the prior year period.

MIAMI, FL, May 8, 2023 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three months ended March 31, 2023.

“Vector Group delivered strong tobacco business revenue performance in the first quarter as we continued to capitalize on favorable market opportunities to substantially increase market share and profitability,” said Howard M. Lorber, President and Chief Executive Officer of Vector Group Ltd. “Our first quarter results continue to validate our strategy of optimizing long-term profit through the effective management of volume, pricing, and market share.”
GAAP Financial Results
First quarter 2023 revenues were $334.1 million, compared to revenues of $312.0 million for the first quarter of 2022. The Company recorded operating income of $74.3 million for the first quarter of 2023 compared to operating income of $75.1 million for the first quarter of 2022. Net income for the first quarter of 2023 was $34.7 million, or $0.22 per diluted common share, compared to net income of $32.5 million, or $0.21 per diluted common share, for the first quarter of 2022.
Non-GAAP Financial Measures
Three months ended March 31, 2023 compared to the three months ended March 31, 2022
Adjusted EBITDA (as described in Table 2 attached hereto) were $78.1 million for the first quarter of 2023, compared to $77.1 million for the first quarter of 2022.
Adjusted Net Income (as described in Table 3 attached hereto) was $34.0 million, or $0.22 per diluted common share, for the first quarter of 2023, and $26.6 million, or $0.17 per diluted common share, for the first quarter of 2022.
Adjusted Operating Income (as described in Table 4 attached hereto) was $74.3 million for the first quarter of 2023, compared to $73.1 million for the first quarter of 2022.
Consolidated Balance Sheet
Vector maintained significant liquidity at March 31, 2023 with cash and cash equivalents of $282 million, including $52 million of cash at Liggett. Vector also held investment securities of $107 million and long-term investments of $45 million.
Vector continued its longstanding practice of paying a quarterly cash dividend in the first quarter of 2023, returning $32 million to stockholders at a rate of $0.20 per common share.
Tobacco Segment Financial Results
For the first quarter of 2023, the Tobacco segment had revenues of $334.1 million, compared to $309.0 million for the first quarter of 2022.
Operating Income from the Tobacco segment was $78.6 million for the first quarter of 2023, compared to $77.6 million for the first quarter of 2022.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) was $78.6 million for the first quarter of 2023, compared to $75.6 million for the first quarter of 2022.
Operational Metrics
For the three months ended March 31, 2023, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.35 billion units, compared to 2.30 billion units for the first quarter of 2022.
According to data from Management Science Associates, for the first quarter of 2023, Liggett’s wholesale market share increased to 5.7% compared to 5.2% for the first quarter of 2022. Liggett’s wholesale market share is 5.5% for the last twelve months ended March 31, 2023. Compared to the first quarter of 2022, Liggett’s wholesale shipments increased by 2.3% while industry wholesale shipments declined by 6%.
According to data from Management Science Associates, for the first quarter of 2023, Liggett’s retail market share increased to 5.8% compared to 5.2% for the first quarter of 2022. Liggett’s retail market share is 5.7% for the last twelve months ended March 31, 2023. Compared to the first quarter of 2022, Liggett’s retail shipments in the first quarter of 2023 increased by 1.6% while the overall industry’s retail shipments declined by 8.9%.
Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, and Tobacco Adjusted EBITDA (the “Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhance an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management does and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies.
Reconciliations of Non-GAAP Financial Measures to the comparable GAAP financial results for the last twelve months ended March 31, 2023 and the three months ended March 31, 2023 and 2022 are included in Tables 2 through 6.
Conference Call to Discuss First Quarter 2023 Results
As previously announced, Vector will host a conference call and webcast on Tuesday, May 9, 2023 at 8:30AM (ET) to discuss its first quarter 2023 results. Investors can access the call via webcast at https://www.webcaster4.com/Webcast/Page/2271/48350. Please join the webcast at least 10 minutes prior to the start time.
A replay of the call will be available shortly after the call ends on May 9, 2023 through May 23, 2023 at https://www.webcaster4.com/Webcast/Page/2271/48350.
About Vector Group Ltd.
Vector Group is a holding company for Liggett Group LLC, Vector Tobacco LLC, and New Valley LLC. Additional information concerning the Company is available on the Company’s website, www.VectorGroupLtd.com.
Investors and others should note that we may post information about the Company or its subsidiaries on our website at www.VectorGroupLtd.com and/or at the websites of those subsidiaries or, if applicable, on their accounts on LinkedIn, TikTok, Twitter or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in the Company to review the information we post on our website at www.VectorGroupLtd.com, on the websites of our subsidiaries and on their social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue,” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our 2022 Annual Report on Form 10-K and, when filed, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2023	2022
	(Unaudited)
Revenues:
Tobacco*	$334,145	$309,048
Real estate	—	2,994
Total revenues	334,145	312,042

Expenses:
Cost of sales:
Tobacco*	232,286	211,537
Real estate	—	1,278
Total cost of sales	232,286	212,815

Operating, selling, administrative and general expenses	27,292	24,029
Litigation settlement and judgment expense	270	72
Operating income	74,297	75,126

Other income (expenses):
Interest expense	(27,474)	(25,098)
Loss on extinguishment of debt	(141)	—
Equity in losses from investments	(159)	(2,242)
Equity in losses from real estate ventures	(1,893)	(1,877)
Other, net	3,620	(1,145)
Income before provision for income taxes	48,250	44,764
Income tax expense	13,509	12,222

Net income	$34,741	$32,542

Per basic common share:

Net income applicable to common shares	$0.22	$0.21

Per diluted common share:

Net income applicable to common shares	$0.22	$0.21
* Revenues and cost of sales include federal excise taxes of $117,818 and $116,079 for the three months ended March 31, 2023 and 2022, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2023	2022

Net income	$160,900	$158,701	$34,741	$32,542
Interest expense	113,041	110,665	27,474	25,098
Income tax expense	63,148	61,861	13,509	12,222
Depreciation and amortization	7,060	7,218	1,692	1,850
EBITDA	$344,149	$338,445	$77,416	$71,712
Equity in losses from investments (a)	2,912	4,995	159	2,242
Equity in losses from real estate ventures (b)	5,962	5,946	1,893	1,877
(Gain) loss on extinguishment of debt	(271)	(412)	141	—
Stock-based compensation expense (c)	7,807	7,848	2,106	2,147
Litigation settlement and judgment expense (d)	437	239	270	72
Impact of MSA settlement (e)	(311)	(2,123)	(311)	(2,123)
Other, net	(7,511)	(2,746)	(3,620)	1,145
Adjusted EBITDA	$353,174	$352,192	$78,054	$77,072

Adjusted EBITDA by Segment
Tobacco	$354,017	$351,131	$79,962	$77,076
Real Estate	7,109	8,082	62	1,035
Corporate and Other	(7,952)	(7,021)	(1,970)	(1,039)
Total	$353,174	$352,192	$78,054	$77,072

a.Represents equity in losses recognized from investments that the Company accounts for under the equity method.
b.Represents equity in losses recognized from the Company’s investment in certain real estate ventures that are accounted for under the equity method and are not consolidated in the Company’s financial results.
c.Represents amortization of stock-based compensation.
d.Represents accruals for product liability litigation in the Tobacco segment.
e.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2023	2022

Net income	$34,741	$32,542

Loss on extinguishment of debt	141	—
Litigation settlement and judgment expense (a)	270	72
Impact of MSA settlement (b)	(311)	(2,123)
Impact of net interest expense capitalized to real estate ventures	(1,041)	(3,696)
Adjustment for derivative associated with guarantee	—	(1,681)
Total adjustments	(941)	(7,428)

Tax benefit related to adjustments	243	1,483

Adjusted Net Income	$34,043	$26,597

Per diluted common share:

Adjusted Net Income applicable to common shares	$0.22	$0.17

a.Represents accruals for product liability litigation in the Tobacco segment.
b.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2023	2022

Operating income	$338,181	$339,010	$74,297	$75,126

Litigation settlement and judgment expense (a)	437	239	270	72
Impact of MSA settlement (b)	(311)	(2,123)	(311)	(2,123)
Total adjustments	126	(1,884)	(41)	(2,051)

Adjusted Operating Income	$338,307	$337,126	$74,256	$73,075

a.Represents accruals for product liability litigation in the Tobacco segment.
b.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2023	2022

Tobacco Adjusted Operating Income:
Operating income from Tobacco segment	$348,004	$347,044	$78,599	$77,639

Litigation settlement and judgment expense (a)	437	239	270	72
Impact of MSA settlement (b)	(311)	(2,123)	(311)	(2,123)
Total adjustments	126	(1,884)	(41)	(2,051)

Tobacco Adjusted Operating Income	$348,130	$345,160	$78,558	$75,588

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2023	2022

Tobacco Adjusted EBITDA:
Operating income from Tobacco segment	$348,004	$347,044	$78,599	$77,639

Litigation settlement and judgment expense (a)	437	239	270	72
Impact of MSA settlement (b)	(311)	(2,123)	(311)	(2,123)
Total adjustments	126	(1,884)	(41)	(2,051)

Tobacco Adjusted Operating Income	348,130	345,160	78,558	75,588

Depreciation and amortization	5,801	5,901	1,377	1,477
Stock-based compensation expense	86	70	27	11
Total adjustments	5,887	5,971	1,404	1,488

Tobacco Adjusted EBITDA	$354,017	$351,131	$79,962	$77,076

a.    Represents accruals for product liability litigation in the Tobacco segment.
b.     Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2023	2022
Revenues:
Tobacco (a)	$1,450,222	$1,425,125	$334,145	$309,048
Real estate	12,890	15,884	—	2,994
Total revenues	$1,463,112	$1,441,009	$334,145	$312,042

a.Tobacco segment revenues include federal excise taxes of $522,499 for the last twelve months ended March 31, 2023, $520,760 for the year ended December 31, 2022, and $117,818 and $116,079 for the three months ended March 31, 2023 and 2022, respectively.